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                                                                    EXHIBIT 21.1



SUBSIDIARY LISTING
MODUS MEDIA INTERNATIONAL HOLDINGS, INC.

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AMERICAS
--------

Modus Media International, Inc.                                             Delaware
Modus Media International (Ireland) Limited                                 Delaware
Modus Media International Documentation Services (Ireland), Limited         Delaware
Modus Media International Holdings (Australia) Limited                      Delaware
Modus Media International Ltda.                                             Brazil                 Inactive
Modus Media International S.A. de C.V                                       Mexico                 Inactive
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EUROPE
------

International de Traitements de Donnes - I.T.D. S.A.                        France
Modus Media Financial Services Ltd.                                         Ireland
Modus Media International B.V.                                              Netherlands
Modus Media International Dublin                                            Ireland
Modus Media International Fulfillment Services Europe                       Ireland
Modus Media International Ireland (Holdings)                                Ireland
Modus Media International Kildare                                           Ireland
Modus Media International Leinster Unlimited                                British Virgin Islands
Modus Media International Limited                                           U.K.
Modus Media International France S.A.                                       France
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ASIA/PACIFIC
------------

Fulfill:  Plus Pte. Ltd.                                                    Singapore
Modus Media (M) Sdn. Bhd.                                                   Malaysia
Modus Media International (Hong Kong) Pte. Ltd.                             Singapore
Modus Media International Pte. Ltd.                                         Singapore
Modus Media International PTY Ltd.                                          Australia
Modus Media International Software Services (Shenzen) Co. Ltd.              China
Open Channel Solutions K.K.                                                 Japan
Taiwan Modus Media International Limited                                    Taiwan
Modus Media International K.K.                                              Japan                  Liquidated 6/29/99
Modus Media Japan K.K.                                                      Japan
Modus Media International Korea Ltd.                                        Korea                  Liquidated 3/1/99
Modus Media Korea Ltd.                                                      Korea

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                   MODUS MEDIA INTERNATIONAL HOLDINGS, INC.
                        LEGAL ENTITY ORGANIZATION CHART
                        ----- ------ ------------ -----

                                 (as of 9/99)





                    Modus Media International Holdings, Inc.
                                   (Delaware)


                         Modus Media International, Inc.
                                   (Delaware)

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-----------------   -----------------------  --------------- ------------------  ----------------  -------------- -----------------
  MMI Holdings         MMI Documentation      MMI (Ireland)    MMI FRANCE S.A.      MMI Limited     MMI Pte. Ltd       MMI B.V.
 (Australia) Ltd.    Services (Ireland) Ltd.    Limited           (France)            (U.K.)        (Singapore)   (The Netherlands)
   (Delaware)            (Delaware)            (Delaware)
-----------------   -----------------------  --------------- ------------------  ----------------  -------------- -----------------


-----------------   --------------------  ------------------------
  Open Channel         MMI Japan KK        Modus Media Korea Ltd
 Solutions KK*        [joint venture             (Korea)
    (Japan)          and licensee/MMI        [20% ownership
                     has 40% interest]        and licensee]
-----------------   --------------------  ------------------------



-----------------  ----------------------  ---------------------- ------------         ------------------------ -------------------
  MMI PTY Ltd.     MMI Leinster Unlimited  MMI Ireland (Holdngs)  ITD Trading                MMI (Hong Kong)     Taiwan MMI Limited
  (Australia)             (BVI)                    (Dublin)         (France)                    Pte. Ltd.             (Taiwan)
-----------------  ----------------------  ---------------------- ------------         ------------------------ -------------------
                                                                                        Fulfill: Plus Pte. Ltd.   MM (M) Sdn. Bhd.
                                                                                             (Singapore)            (Malaysia)
                                     ------------ ------------------                   ------------------------ -------------------
                                      MMI Dublin   MMI Fulfillment
                                       (Ireland)   Services Europe
                                                      (Ireland)
                                     ------------ ------------------                   ------------------------
                                      MMI Kildare    MMI Financial                         MMI SS (Shenzhan)
                                       (Ireland)     Services Ltd.                              (China)
                                                      (Ireland)                                  [TBE]
                                     ------------ ------------------                   ------------------------
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